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                            PROMISSORY NOTE

Borrower  Air T, Inc.; CSA Air, Inc.;    Lender  Bank of America, N.A.
          Mountain Air Cargo, Inc.; MAC          CCS-Commercial Banking
          Aviation Services LLC; and             NC1-014-13-05
          Global Ground Support, LLC             200 South College Street,
          3524 Airport Road                      13th Floor
          Maiden, NC  28037                      Charlotte, NC  28255

Principal Amount:  $7,000,000.00       Date of Note: September 1, 2004
PROMISE TO PAY. Air T, Inc.; CSA Air, Inc.; Mountain Air Cargo, Inc.; MAC Aviation Services LLC; and Global Ground Support, LLC ("Borrower") jointly and severally promise to pay to Bank of America, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Million & 00/100 Dollars ($7,000,000.00) or so much as may be outstanding, together with interest on the unpaid
outstanding  principal  balance of each advance.   Interest  shall  be
calculated  from  the  date of each advance until  repayment  of  each advance.
PAYMENT.   Borrower  will  pay  this  loan  in  one  payment  of   all
outstanding principal plus all accrued unpaid interest on August 31, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 30, 2004, with all subsequent interest payments to be due on the last day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number
of  days  the  principal balance is outstanding.   Borrower  will  pay
Lender at Lender's address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the "LIBOR Daily Floating Rate" which is the fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; if for any reason such rate is not available, the term "LIBOR Daily Floating Rate" shall mean the fluctuating rate of interest equal to the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding day, as adjusted from time to
time   in   Lender's  sole  discretion  for  then-applicable   reserve
requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each date of such change in the Index. Borrower understands that Lender may make loans based on other
rates  as  well.   The  interest rate to  be  applied  to  the  unpaid
principal  balance of this Note will be at a rate of 1.370  percentage
points  over  the  Index.   NOTICE:  Under no circumstances  will  the
interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation  to  continue to make payments of accrued unpaid  interest.
Rather,  early  payments  will  reduce  the  principal  balance   due.
Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed
amounts,  including  any  check  or  other  payment  instrument   that
indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:
Bank  of  America, N.A., NC1-014-13-05, P.O. Box 30120, Charlotte,  NC
28254-3693.
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LATE  CHARGE.  If a payment is 15 days or more late, Borrower will  be charged  4.000%  of  the  unpaid portion of  the  regularly  scheduled
payment.   This  late charge shall be paid to Lender  by  Borrower  to compensate Lender for Lender's extra costs and expenses caused by the late payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to
7.370 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.
DEFAULT.   Each of the following shall constitute an event of  default
("Event of Default") under this Note:
     Payment  Default.   Borrower fails to make any payment  when  due
     under this Note.
     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
     Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.
     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
     Insolvency.    The  dissolution  or  termination  of   Borrower's
     existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor
     workout,  or  the  commencement  of  any  proceeding  under   any
     bankruptcy or insolvency laws by or against Borrower.
     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral
     securing  the  loan.   This  includes a  garnishment  of  any  of
     Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
     Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness evidenced by this Note.
     Change  in  Ownership.   Any change in ownership  of  twenty-five
     percent (25%) or more of the common stock of Borrower.
     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
     Insecurity. Lender in good faith believes itself insecure. LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay
Lender  that  amount.   This includes, subject  to  any  limits  under
applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of North Carolina. This Note has been accepted by Lender in the State of North Carolina.
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CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of any County, State of North Carolina.
RIGHT  OF  SETOFF.  To the extent permitted by applicable law,  Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.
LINE  OF  CREDIT.   This Note evidences a revolving  line  of  credit.
Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by on authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. That unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if:
(A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.
ARBITRATION.   (a)  This  paragraph concerns  the  resolution  of  any
controversies  or  claims  between the  parties,  whether  arising  in
contract,   tort  or  by  statute,  including  but  not   limited   to
controversies  or  claims that arise out of or relate  to:   (i)  this
agreement  (including any renewals, extensions or  modifications);  or
(ii) any document related to this agreement (collectively a "Claim"). For the purposes of this arbitration provision only, the term
"parties"   shall  include  any  parent  corporation,  subsidiary   or
affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.
(b) At the request of any party to this agreement, any claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.
(c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.
(d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of
any  party,  the  Claims shall be decided by three  arbitrators.   All
arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the
hearing.   However, the arbitrator(s), upon a showing of  good  cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.
(e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitratable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.
(f)   This  paragraph  does  not limit the  right  of  any  party  to:
(i)  exercise self-help remedies, such as but not limited to,  setoff;
(ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) examine any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy,  such  as  but  not  limited to, injunctive  relief,  writ  of
possession   or   appointment  of  a  receiver,   or   additional   or
supplementary remedies.
(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.
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ADDITIONAL DEFAULTS.
Each of the following shall constitute an additional event of default ("Event of Default") under this Note:
Event  of  Default Under Related Documents.  A default  or  additional event of default occurs under the terms of any promissory note, guaranty, pledge agreement, security agreement or other agreement or
instrument   executed   by   Borrower  or  any   guarantor,   pledgor,
accommodation party or other obligor in connection with or relating to this Note.
Judgment.   The entry of a judgment against any Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender's sole discretion. Resignation/Withdrawal. The resignation or withdrawal of any partner
or   a   material  owner  of  Borrower  or  any  guarantor,   pledgor,
accommodation party or other obligor for any substantial change in the present executive or management personnel of Borrower, any guarantor, pledgor, accommodation party or other obligor, as determined by Lender in its sole discretion.
ASSIGNMENT. Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without
limitation  credit  information  on  the  undersigned,  any   of   its
principals, or any guarantors of this Note, to any such assignee or prospective assignee.
COUNTERPARTS.    This  Note  may  be  executed  in   any   number   of
counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
PRE  BILLING.   If  the Borrower and Lender elect to  use  pre-billing
calculation, for each payment date (the "Due Date") the amount of each payment debit will be determined as follows: On the "Billing Date" Lender will prepare and mail to Borrower an invoice of the amounts that will be due on that Due Date ("Billed Amount"). (The "Billing Date" will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by Lender and Borrower.) The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date ("Accrued
Amount").   If  the Due Date does not fall on a Business  Day,  Lender shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Agreement, "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender's lending office is located. If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the difference will be treated as follows: If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment. Borrower will not be in default by reason of any such underpayment. If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the
actual  amount  of principal outstanding without compounding.   Lender
will not pay interest on any overpayment.
AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's account numbered, 510028053 (NC) the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.
TERMINATION  OF  AUTOMATIC  PAYMENTS.   In  the  event  that  Borrower
terminates the Automatic Payment arrangement with Lender, Borrower agrees that the interest rate under the Note will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated in the Note, and the amount of
each   interest  installment  will  be  increased  accordingly.    The
effective rate of interest under the Note shall not in any event exceed the maximum rate permitted by law.
OPTIONAL RENEWAL CLAUSE. This Note will be considered renewed if and only if Lender has sent to Borrower a written notice of renewal (the "Renewal Notice") effective as of the Expiration Date. If this Note is renewed, it will continue to be subject to all the terms and conditions set forth herein except as modified by the Renewal Notice. If this Note is renewed, the term "Expiration Date" shall mean the date set forth in the Renewal Notice as the Expiration Date, and all outstanding principal plus all accrued interest shall be paid on the
Expiration  Date.   The same process for renewal  will  apply  to  any
subsequent renewal of this Note. A renewal fee may be charged at Lender's option. The amount of the renewal fee will be specified in the Renewal Notice.
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ADVANCES  UNDER THE LINE OF CREDIT.  Except as otherwise  provided  in this Note, advances under the line of credit provided under this Note will be available until the earlier of any event of default under this
Note,  or  August  31,  2006 (the "Expiration  Date").   Borrower  may
borrow, repay and re-borrow under this Note at any time until the Expiration Date. The total principal amount outstanding under this Note at any one time must not exceed the principal amount of this Note, provided that the amount advanced hereunder does not exceed any
borrowing  base  or other limitation on borrowings by  Borrower.   The
total principal amount outstanding under this Note during each period specified below must not exceed the principal amounts specified below, provided that the amount advanced hereunder does not exceed any borrowing base or other limitation on borrowings by Borrower:
  Period                          Amount
  From the date of this Note
  until December 31, 2004      $ 3,500,000.00


  From January 1, 2005
  until the Expiration Date    $ 7,000,000.00

FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT
BE   CONTRADICTED  BY  EVIDENCE  OF  ANY  PRIOR,  CONTEMPORANEOUS,  OR
SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
ADDRESS FOR NOTICES. Any notice required to be given under this Note shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise
required   by  law),  when  deposited  with  a  nationally  recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed if to Borrower at the address shown near the beginning of this Note and if to Lender at the address set forth below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any
Borrower   is   deemed   to  be  notice  given   to   all   Borrowers.
Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address:
  Bank of America, N.A.
  Charlotte CCS - Attn: Notice Desk
  200 South College, 13th Floor
  Charlotte, NC  28255
PRIOR NOTE. This is a renewal of Note # 323 dated August 31, 2003 in the amount of $7,000,000.00.
SUCCESSOR  INTERESTS.  The terms of this Note shall  be  binding  upon
Borrower,   and   upon  Borrower's  heirs,  personal  representatives,
successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any Indebtedness, including increases and decreases of the rate of
interest   on   the   Indebtedness;  (c)  exchange,  enforce,   waive,
subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any
other  Indebtedness owing by such other Borrower.   Borrower  and  any
other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice  of  dishonor.  Upon any change in the terms of this Note,  and
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unless otherwise expressly stated in writing, no party who signs  this
Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone
other  than  the  party  with  whom the  modification  is  made.   The
obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL  THE
PROVISIONS  OF  THIS  NOTE,  INCLUDING  THE  VARIABLE  INTEREST   RATE
PROVISIONS.  EACH BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER  ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS  PROMISSORY
NOTE.
THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.
BORROWER:


AIR T, INC.

By:   /s/ John J. Gioffre (Seal)
  John J. Gioffre, CFO of Air T, Inc.


CSA AIR, INC.

By:   /s/ John J. Gioffre (Seal)
  John J. Gioffre, CFO of CSA Air, Inc.


MOUNTAIN AIR CARGO, INC.

By:  /s/  John J. Gioffre (Seal)
  John J. Gioffre, CFO of Mountain Air Cargo, Inc.


MAC AVIATION SERVICES LLC

By:  /s/ John  J. Gioffre (Seal)
  John J. Gioffre, CFO of MAC Aviation Services LLC


GLOBAL GROUND SUPPORT, LLC

By: /s/  John J. Gioffre (Seal)
  John J. Gioffre, CFO of Global Ground Support, LLC

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